UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2006

RANCHER ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51425	98-0422451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 17th Street, Suite 1700, Denver, Colorado 80265
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code (303) 629-1122

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 1, 2006, Rancher Energy Corp., a Nevada corporation (the “Company”), executed a Purchase and Sale Agreement (the “Purchase Agreement”) with Nielson & Associates, Inc., a Wyoming corporation (“Nielson”), pursuant to which the Company agreed to acquire from Nielson (i) a 100% working interest (79.31% net revenue interest) in the Cole Creek South Field consisting of approximately 2,080 acres in Wyoming’s Powder River Basin; and (ii) a 93.73% working interest (74.08% net revenue interest) in the South Glenrock B Field consisting of approximately 7,070 acres in Wyoming’s Powder River Basin, for the aggregate sum of $48 million, subject to certain adjustments set forth in the Purchase Agreement (the “Purchase Price”).

In accordance with the Purchase Agreement, on October 2, 2006, the Company paid a deposit of 7.5% of the Purchase Price to Nielson. Closing of the transaction is contingent upon several factors, including, without limitation, the Company’s title and environmental due diligence. In addition, the Company will need to obtain financing to consummate this transaction. The Company anticipates closing will occur on or before December 15, 2006.

The foregoing is qualified in its entirety by reference to the Purchase Agreement, which is being filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective October 3, 2006, the Company promoted Andrew Casazza, age 38, to Chief Operating Officer. Prior to joining the Company in June 2006 as the Company’s Head, Finance and Operations, Mr. Casazza served as a Director and Senior Investment Banking Professional for Emerging Markets Finance International, LLC (EMFI) of Denver, Colorado from May 2005 to May 2006, where his experience included evaluating and structuring, financing, and implementing oil & gas projects for the U.S. oilfield service market and international upstream markets. In addition, from June 2004 to April 2005, he was an independent consultant to Western Energy Advisors in Denver, then from April 2002 to May 2004, a director and investment professional for Enhanced Capital Partners. Mr. Casazza has also previously held the position of Director of Business Development for Isherpa Capital, management positions at Voicestream/Qwest in Bellevue, Washington, and the position of Senior Associate at Coopers & Lybrand in Los Angeles, California. He received a B.A. in Economics at Claremont McKenna College (1990).

Item 7.01 Regulation FD Disclosure

On October 3, 2006, the Company issued a press release to announce the events reported under Items 1.01 and 5.02 above. The text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is furnished pursuant to the rules and regulations of the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01  Financial Statements and Exhibits

Exhibit Number	Description

Exhibit 10.1	Purchase and Sale Agreement, dated as of October 1, 2006, by and between Rancher Energy Corp. and Nielson & Associates, Inc.

Exhibit 99.1	Press release dated October 3, 2006 of Rancher Energy Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANCHER ENERGY CORP.

Signature:	/s/ John Works
Name:	John Works
Title:	President, Principal Executive Officer and Principal Financial Officer

Dated: October 5, 2006

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Purchase and Sale Agreement, dated as of October 1, 2006, by and between Rancher Energy Corp. and Nielson & Associates, Inc.

Exhibit 99.1	Press release dated October 3, 2006 of Rancher Energy Corp.